Exhibit 99.8
                             Selected Information
                      Ford Credit Auto Owner Trust 1999-B
                           through December 31, 1999
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class B          Class C
           4.978%           5.114%           5.47%            5.80%            6.16%            6.65%
           Asset            Asset            Asset            Asset            Asset            Certificates
           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $476,000,000.00  $350,000,000.00  $ 48,775,108.28  $          0.00  $          0.00  $          0.00

Interest
Paid       $  4,592,476.88  $  9,129,735.92  $ 36,152,293.59  $ 22,529,592.50  $  4,318,125.75  $  2,663,929.98

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Total Servicing Fees Paid:  $ 19,454,228.54



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